                                                          American National Bank
                                                    And Trust Company of Chicago


                           PROMISSORY NOTE (UNSECURED)

$55,000,000.00                  CHICAGO, ILLINOIS             SEPTEMBER 15, 2000
                                                             DUE: MARCH 15, 2001

     FOR VALUE RECEOVED, the undersigned (jointly and severally if more than one) ("Borrower"), promises to pay to the order of American National Bank and Trust Company of Chicago ("Bank"), at its principal place of business in Chicago, Illinois or such other place as Bank may designate from time to time hereafter, the principal sum of FIFTY FIVE MILLION AND 00/100 DOLLARS, or such lesser principal sum as may then be owed by Borrower to Bank hereunder.

     Borrower's obligations and liabilities to Bank under this Note ("Borrower's Liabilities") shall be due and payable on March 15, 2001.

     This Note restates and replaces a Promissory Note (Unsecured) in the principal amount of $20,000,000.00, dated April 30, 2000 executed by Borrower in favor of Bank (the "Prior Note") and is not a repayment or novation of the Prior Note.

     The unpaid principal balance of Borrower's Liabilities due hereunder shall bear interest from the date of disbursement until paid, computed as follows (i) at a daily rate equal to the daily rate equivalent (computed on the basis of a 360-day year and actual days elapsed) of the rate of interest announced from time to time by the Bank or its parent as its prime rate of interest, which is not necessarily the lowest rate charged to its customer (the "Prime Rate") or
(ii) Borrower may choose to borrow at LIBOR plus 1.0% as set forth in the London Interbank Offered Rate Borrowing Agreement dated April 30, 2000; provided, however, that in the event that any of Borrower's Liabilities are not
-----------------
paid when due, the unpaid amount of Borrower's Liabilities shall bear interest after the due date until paid at a rate equal to the sum of the rate that would otherwise be in effect plus 3%.

     If the rate of interest to be charged by Bank to Borrower hereunder is the Prime Rate, such rate shall change from time to time when and as the Prime Rate changes.

     Accrued interest shall be payable by Borrower to Bank on the same day of each month, and at maturity, commencing with the last day of September, 2000, or as billed by Bank to Borrower, at Bank's principal place of business, or at such other place as Bank may designate from time to time hereafter. After maturity, accrued interest on all of Borrower's Liabilities shall be payable on demand.

     Borrower shall pay Bank a non-usage fee on the average daily unused portion of this Note at the rate of 1/8% per annum, payable on the last day of each quarter. After maturity, the non-usage fee shall be due and payable on demand. Said fee shall be computed on the basis of a 360-day year and actual number of days elapsed.

     Borrower warrants and represents to Bank that Borrower shall use the proceeds represented by this Note solely for proper business purposes and consistently with all applicable laws and statutes.

     Any deposits or other sums at any time credited by or payable or due from Bank to Borrower, or any monies, cash, cash equivalents, securities, instruments, documents or other assets of Borrower in the possession or control of Bank or its bailee for any purpose, may be reduced to cash and applied by Bank to or setoff by Bank against Borrower's Liabilities.

     The occurrence of any one of the following events shall constitute a default by the Borrower ("Event of Default") under this Note: (a) if Borrower fails to pay any of Borrower's Liabilities when due and payable or declared due and payable (whether by scheduled maturity, required payment, acceleration, demand or otherwise); (b) if Borrower or any guarantor of any of Borrower's Liabilities fails or neglects to perform, keep or observe any term, provision, condition, covenant, warranty or representation contained in this Note; (c) occurrence of a default or an event of default under any agreement, instrument, or document heretofore, now or at any time hereafter delivered by or on behalf of Borrower to Bank; (d) occurrence of a default or an event of default under any agreement, instrument or document heretofore, now or at any time hereinafter delivered to Bank by any guarantor of Borrower's Liabilities or by any person or entity which has granted to Bank a security interest or lien in and to some or all such person's or entity's real or personal property to secure the payment of Borrower's Liabilities; (e) if any of Borrower's assets are attached, seized, subjected to a writ, or are levied upon or become subject to any lien or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; (f) if a notice of lien, levy or assessment is filed of record or given to Borrower with respect to all or any of Borrower's assets by any federal, state or local department or agency; (g) if Borrower or any guarantor of Borrower's Liabilities becomes insolvent or generally fails to pay or admits in writing its inability to pay debts as they become due, if a petition under Title 11 of the United States Code or any similar law or regulation is filed by or against Borrower or any such guarantor, if Borrower or any such guarantor shall make an assignment for the benefit of creditors, if any case or proceeding is filed by or against Borrower or any such guarantor for its dissolution or liquidation, or if Borrower or any such guarantor is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs; (h) the death or incompetency of Borrower or any guarantor of Borrower's Liabilities, or the appointment of a conservator for all or any portion of Borrower's assets; (i) the revocation, termination or cancellation of any guaranty of Borrower's Liabilities without the consent of Bank; (j) if a contribution failure occurs with respect to any pension plan maintained by Borrower or any corporation, trade or business that is, along with Borrower, a member of a controlled group of corporations or a controlled group of trades or business (as described in Sections 414(b) and (c) of the Internal Revenue Code of 1986 or Section 4001 of the Employee Retirement Income Security Act of 1974, as amended, "ERISA") sufficient to give rise to a lien under Section 302(f) of ERISA; (k) if Borrower or any guarantor of Borrower's Liabilities is in default in the payment of any obligations, indebtedness or other liabilities to any third party and such default is declared and is not cured within the time, if any, specified therefor in any agreement governing the same; (l) if any material statement, report or certificate made or delivered by Borrower, any of Borrower's partners, officers, employees or agents or any guarantor of Borrower's Liabilities is not true and correct; or (m) if Bank is reasonably insecure.

     Upon the occurrence of an Event of Default, at Bank's option, without notice by Bank to or demand by Bank of Borrower, all of Borrower's Liabilities shall be immediately due and payable.

     All of Bank's rights and remedies under this Note are cumulative and non-exclusive. The acceptance by Bank of any partial payment made hereunder after the time when any of Borrower's Liabilities become due and payable will not establish a custom or waive any rights of Bank to enforce prompt payment hereof. Bank's failure to require strict performance by Borrower of any provision of this Note shall no waive, affect or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Any waiver of an Event of Default hereunder shall not suspend, waive or affect any other Event of Default hereunder. Borrower and every endorser waive presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of this Note, and hereby ratify and confirm whatever Bank may do in this regard. Borrower further waives any and all notice or demand to which Borrower might be entitled with respect to this Note by virtue of any applicable statute or law (to the extent permitted by law).

Borrower agrees to pay, immediately upon demand by Bank, any and all costs, fees and expenses (including reasonable attorneys' fees, costs and expenses) incurred by Bank (i) in enforcing any of Bank's rights hereunder, and (ii) in representing Bank in any litigation, contest, suit or dispute (whether instituted by Bank, Borrower or any other person) in any way relating to this Note or Borrower's Liabilities, and to the extent not paid the same shall become part of Borrower's Liabilities.

     This Note shall be deemed to have been submitted by Borrower to Bank and to have been made at Bank's principal place of business, This Note shall be governed and controlled by the internal laws of the State of Illinois and not the law of conflicts.

     Advances under this Note may be made by Bank upon oral or written request of any person authorized to make such requests on behalf of Borrower ("Authorized Person"). Borrower agrees that Bank may act on requests which Bank in good faith believes to be made by an Authorized Person, regardless of whether such requests are in fact made by an Authorized Person. Any such advance shall be conclusively presumed to have been made by Bank to or for the benefit of Borrower. Borrower does hereby irrevocably confirm, ratify and approve all such advances by Bank and agrees to indemnify Bank against any and all losses and expenses (including reasonable attorneys' fees) and shall hold Bank harmless with respect thereto.

     The Bank may provide, without any limitation whatsoever, any information or knowledge the Bank may have about the undersigned or any matter relating to this Note and any related documents to BANK ONE CORPORATION, or any of its subsidiaries or affiliates or their successors, or to any one or more purchasers or potential purchasers of this Note or any related documents, and the undersigned waives any right to privacy the undersigned may have with respect to such matters. The Borrower agrees that the Bank may at any time sell, assign or transfer one or more interests or participations in all or any part of its rights or obligations in this Note to one or more purchasers whether or not related to the Bank.

     TO INDUCE BANK TO ACCEPT THIS NOTE, BORROWER IRREVOCABLY AGREES THAT, SUBJECT TO BANK'S SOLE AND ABSOLUTE ELECTION, ALL ACTION OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS NOTE SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAIDCITY AND STATE. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY BANK IN ACCORDANCE WITH THIS PARAGRAPH.

     BORROWER IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS NOTE OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, OR
(II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS NOTE OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT, AND AGREES THAT ANY SUCH ACTION, SUIT, COUNTERCLAIM OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                                              "BORROWER"

311 South Wacker Drive, Suite 3500            marchFIRST, Inc.
Chicago, Illinois 60606                       a Delaware corporation

                                              BY: /s/ Bert B. Young
                                                  ------------------------
                                             ITS: Chief Financial Officer

                                 LOAN AGREEMENT

THIS LOAN AGREEMENT (this "Agreement"), dated as of the 30th day of April, 2000 by and between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO ("BANK"), a national banking association with its principal place of business at 120 South LaSalle Street, Chicago, Illinois 60603, and MARCHFIRST, INC., a Delaware corporation (the "Borrower"), with its principal place of business at 311 South Wacker Drive, Suite 3500, Chicago, Illinois 60606 has reference to the following facts and circumstances:

         Pursuant to Borrower's request, Bank heretofore, now and from time to time hereafter, has and/or may loan or advance monies, extend credit and/or extend other financial accommodations to or for the benefit of Borrower.

NOW THEREFORE, in consideration of the terms and conditions set forth herein and of any loans or extensions o credit heretofore, now or hereafter made to or for the benefit of Borrower by Bank, the parties agree as follows:

                            1. DEFINITIONS AND TERMS

          1.1 When used herein, the words, terms, and/or phrases set forth below shall have the following meanings:

          A. "Borrower's Liabilities": all obligations and liabilities of Borrower to Bank (including without limitation all debts, claims, indebtedness and attorneys' fees and expenses as provided for in Paragraph 6.10) whether primary, secondary, direct, contingent, fixed or otherwise, including Rate Hedging Obligations (as defined in subparagraph I herein), heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under this Agreement of the "Other Agreements" (hereinafter defined) or by operation of law or otherwise.

          B. "Indebtedness": (i) indebtedness for borrowed money or for the deferred purchase price of property or services; (ii) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; (iii) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) or (ii) above; and (iv) liabilities with respect to unfunded vested benefits under plans covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and in effect from time to time.

          C. "Other Agreements": all agreements, instruments and documents, including without limitation, guaranties, mortgages, deeds of trust, notes, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, subordination agreements, financing statements and all other written matter heretofore, now and/or from time to time hereafter executed by and/or on behalf of Borrower and delivered to Bank.

          D. "Persons": any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise, including without limitation, any instrumentality, division, agency, body or department thereof).

          E. "Rate Hedging Obligations": shall mean any and all obligations of the Borrower, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements designed to protect the Borrower from fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including but not limited to: interest rate swap agreements, dollar-denominated or cross-currency interest rate exchange agreement, forward currency exchange agreements, interest rate cap, floor or collar agreements, forward rate currency agreements or agreements relating to interest rate options, puts and warrants, and (ii) any and all agreement relating to cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

          1.2 Except as otherwise defined in this Agreement of the Other Agreement, all words, terms and/or phrases used herein and therein shall be defined by the applicable definition therefor (if any) in the Illinois Uniform Commercial Code.


                                    2. LOANS

          2.1 Loans made by Bank to Borrower pursuant to this Agreement shall be evidenced by notes or other instruments issued or made by Borrower to Bank. Except as otherwise provided in this Agreement or in any notes executed and delivered by Borrower to Bank in connection herewith, the principal portion of Borrower's Liabilities shall be payable by Borrower to Bank on the maturity date(s) described in any such note(s) (as the same may be amended or renewed). All costs, fees and expenses payable hereunder or under the Other Agreements, shall be payable by Borrower to Bank on demand, in either case at Bank's principal place of business or such other place as Bank shall specify in writing to Borrower.

          2.2 Each loan made by Bank to Borrower pursuant to this Agreement or the Other Agreements shall constitute an automatic warranty and representation by Borrower to Bank that there does not then exist an "Event of Default" (as hereinafter defined) or any event or condition which with notice, lapse of time and/or the making of such loan would constitute an Event of Default.

          2.3 This Agreement shall be in effect until all of Borrower's Liabilities have been paid in full and any and all commitments of Bank to make loans have terminated.

          2.4 Bank's commitment to loan shall expire on the earlier of (i) the date on which Borrower's Liabilities mature under the terms of any note given by Borrower to Bank, (ii) the occurrence of an Event of Default pursuant to Section 5 hereof.


                               3. NEGATIVE PLEDGE

          3.1 Borrower shall not, and shall not permit any of its subsidiaries to create, incur, permit, or suffer to exist any lien upon any of its property or assets, now owned or hereafter acquired, except for the following permitted liens: (a) pledges or deposits made to secure payment of worker's compensation insurance; (b) liens imposed by mandatory provisions of law such as for materialmen, mechanics, warehousemen and other liens arising in the ordinary course of business; (c) liens for taxes, assessments and governmental changes and levies imposed upon the Borrower's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate cash reserves have been provided; (d) liens arising out of good faith deposits in connection with tenders, leases, real estate bids or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, customs duties or similar charges; (e) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such items do not impair the use of such property for the purposes intended, and none of which is violated by existing or proposed structures or land use; and (f) liens previously disclosed to Bank against Borrower held by any other bank.

             4. WARRANTIES, REPRESENTATIONS AND COVENANTS; GENERAL

          4.1 Borrower warrants and represents to and covenants with Bank that:
(a) Borrower has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and the Other Agreement; (b) the execution, delivery and/or performance by Borrower of the Agreement and the Other Agreements shall not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law or a breach of any provision contained in Borrower's Articles of Incorporation, By-Laws, Articles of Partnership, Articles of Organization, Operating Agreement or similar document, or contained in any agreement, instrument or document to which Borrower is now or hereafter a party or by which it is or may be bound;
(c) Borrower is now and at all times hereafter, shall be solvent and generally paying its debts as they mature and Borrower now owns and shall at all times hereafter own property which, at a fair valuation, is greater than the sum of its debts; (d) Borrower is not and will not be during the term hereof in violation of any applicable federal, state or local statute, regulation or ordinance that, in any respect materially and adversely affects its business, property, assets, operations or condition, financial or otherwise; and (e) Borrower is not in default with respect to any indenture, loan agreement, mortgage, deed or other similar agreement relating to the borrowing of monies to which it is a party or by which it is bound.

          4.2 Borrower warrants and represents to and covenants with Bank that Borrower shall not, without Bank's prior written consent thereto: (a) enter into any transaction not in the ordinary course of business which materially and adversely affects Borrower's ability to repay Borrower's Liabilities, any other obligations and liabilities of Borrower; (b) other than as specifically permitted in or contemplated by this Agreement or the Other Agreements, encumber, pledge, mortgage, sell, lease, or otherwise dispose of or transfer, whether by sale, loan, distribution, merger, consolidation or otherwise, any of Borrower's assets; and (c) incur Indebtedness except renewals or extensions of existing Indebtedness and interest thereon, and except Indebtedness that is unsecured and is to Persons who execute and deliver to Bank in form and substance acceptable to Bank and its counsel subordination agreements subordinating their claims against Borrower therefore to the payment of Borrower's Liabilities.

          4.3 Borrower warrants and represents to and covenants with Bank that Borrower shall furnish to Bank: (a) as soon as available but not later than ninety (90) days after the close of each fiscal year of Borrower, financial statements, which shall include, but not be limited to, balance sheets, incomes statements and statements of cash flow of Borrower prepared in accordance with generally accepted accounting principles, consistently applied, audited by a firm of independent certified public accountants selected by Borrower and acceptable to Bank; (b) as soon as available but not later than thirty (30) days after the end of each quarter hereafter, financial statements of Borrower certified by Borrower to be prepared in accordance with generally accepted accounting principles fairly represent the financial position and results of operations of Borrower for such period; and (c) such other data and information (financial and otherwise) as Bank, from time to time, may request.


                                   5. DEFAULT

          5.1 The occurrence of any one of the following events shall constitute a default by the Borrower ("Event of Default") under this Note:
(a) if Borrower fails to pay any of Borrower's Liabilities when due and payable or declared due and payable (whether by scheduled maturity, required payment, acceleration, demand or otherwise); (b) if Borrower or any guarantor of any of Borrower's Liabilities fails or neglects to perform, keep or observe any term, provision, condition, covenant, warranty or representation contained in this Agreement or any of the Other Agreements; (c) occurrence of a default or an event of default under any agreement, instrument, or document heretofore, now or at any time hereafter delivered by or on behalf of Borrower to Bank; (d) occurrence of a default or an Event of Default under any agreement, instrument or document heretofore, now or at any time hereinafter delivered to Bank by any guarantor of Borrower's Liabilities or by any person or entity which has granted to Bank a security interest or lien in and to some or all such person's or entity's real or personal property to secure the payment of Borrower's Liabilities; (e) if any of Borrower's assets are attached, seized, subjected to a writ, or are levied upon or become subject to any lien or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; (f) if a notice of lien, levy or assessment is filed of record or given to Borrower with respect to all or any of Borrower's assets by any federal, state or local department or agency; (g) if Borrower or any guarantor of Borrower's Liabilities becomes insolvent or generally fails to pay or admits in writing its inability to pay debts as they become due, if a petition under Title 11 of the United States Code or any similar law or regulation is filed by or against Borrower or any such guarantor, if Borrower or any such guarantor shall make an assignment for the benefit of creditors, if any case or proceeding is filed by or against Borrower or any such guarantor for its dissolution or liquidation, or if Borrower or any such guarantor is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs; (h) the death or incompetency of Borrower or any guarantor of Borrower's Liabilities, or the appointment of a conservator for all or any portion of Borrower's assets; (i) the revocation, termination or cancellation of any guaranty of Borrower's Liabilities without the consent of Bank; (j) if a contribution failure occurs with respect to any pension plan maintained by Borrower or any corporation, trade or business that is, along with Borrower, a member of a controlled group of corporations or a controlled group of trades or business (as described in Sections 414(b) and (c) of the Internal Revenue Code of 1986 or Section 4001 of the Employee Retirement Income Security Act of 1974, as amended, "ERISA") sufficient to give rise to a lien under Section 302(f) of ERISA; (k) if Borrower or any guarantor of Borrower's Liabilities is in default in the payment of any obligations, indebtedness or other liabilities to any third party and such default is declared and is not cured within the time, if any, specified therefor in any agreement governing the same; (l) if any material statement, report or certificate made or delivered by Borrower, any of Borrower's partners, officers, employees or agents or any guarantor of Borrower's Liabilities is not true and correct; or (m) if Bank is reasonably insecure.

          5.2 All of Bank's rights and remedies under this Agreement and the Other Agreements are cumulative and non-exclusive.

          5.3 Upon an Event of Default or the occurrence of any one of the events described in Paragraph 5.1, without notice by Bank to or demand by Bank of Borrower, Bank shall have no further obligation to and may then forthwith cease advancing monies or extending credit to or for the benefit of Borrower under this Agreement and the Other Agreements. Upon an Event of Default, without notice by Bank to Borrower, Borrower's Liabilities shall be due and payable, forthwith.

          5.4 Any notice required to be given by Bank to Borrower deposited in the United States mail, postage prepaid shall be delivered by registered or certified mail to the address specified at the beginning of this Agreement not less than ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice to Borrower thereof.

          5.5 Under an Event of Default Borrower waives and releases any cause of action and claim against Bank's possession or collection of the monies, reserves, deposits, deposit accounts and interest or dividends thereof, cash or cash equivalents, collectively the "Monies", in conjunction with this Loan Agreement.

                                   6. GENERAL

          6.1 Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by Bank on account of Borrower's Liabilities and Borrower agrees that Bank shall have the continuing exclusive right to apply and re-apply any and all such payments in such manner as Bank may deem advisable, notwithstanding any entry by Bank upon any of its books and records.

          6.2 This Agreement and the Other Agreement shall be binding upon and inure to the benefit of the heirs, representatives, successors and assigns of Borrower and Bank.

          6.3 Bank's failure to require strict performance By Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Bank of an Event of Default by Borrower under this Agreement or the Other Agreements shall not suspend, waive or affect any other Event of Default by Borrower under this Agreement of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a difference type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or the Other Agreements and no Event of Default by Borrower under this Agreement or the Other Agreements shall be deemed to have been suspended or waived by Bank unless such suspension or waiver is by and instrument in writing signed by an officer of Bank and directed to Borrower specifying such suspension or waiver.

          6.4 If any provision of this Agreement of the Other Agreements or the application thereof to any person, entity or circumstance is held invalid or unenforceable, the remainder of this Agreement and the Other Agreements and the applications of such provision to other Persons, or circumstances will not be affected thereby and the provision of this Agreement and the Other Agreements shall be severable in any such instance.

          6.5 Borrower hereby appoints Bank as Borrower's agent and attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any agreement, instrument or document which Bank may reasonably deems necessary or advisable to accomplish the purposes hereof which appointment is irrevocable and coupled with an interest. All monies paid for the purposes herein, and all costs, fees and expenses paid or incurred in connection therewith, shall be part of Borrower's Liabilities, payable by Borrower to Bank on demand.

          6.6 Except as otherwise specifically provided in this Agreement, Borrower waives any and all notice or demand which Borrower might be entitled to receive by virtue of any applicable statute or law, and waives presentment, demand and protest and notice of presentment, protest, default, dishonor, non-payment, maturity, release, compromise, settlement, extension or renewal of any and all agreements, instruments or documents at any time held by Bank on which Bank may in any way be liable.

          6.7 Except as otherwise provided in the Other Agreements, if any provision contained in this Agreement is in conflict with, or inconsistent with any provision in the Other Agreements, the provision of this Agreement shall control.

          6.8 The terms and provisions of this Agreement and the Other Agreements shall supercede any prior agreement or understanding of the parties hereto, and contain the entire agreement of the parties hereto with respect to the matters covered herein. This Agreement and the Other Agreements may not be modified, altered, or amended except by an agreement in writing signed by Borrower and Bank. This Agreement shall continue in full force and effect so long as any portion or component of Borrower's Liabilities shall be outstanding. All of Borrower's warranties, representations, undertakings and covenants contained in this Agreement of the Other Agreements shall survive the termination or cancellation of the same. Should a claim ("Recovery Claim") be made upon the Bank at any time for recovery of any amount received by the Bank in payment of Borrower's Liabilities (whether received from the Borrower or otherwise) and should the Bank repay all or part of said amount by reason of (1) any judgment, decree or order of any court or administrative body having jurisdiction over Bank or any of its property; (2) any settlement or compromise of any such Recovery Claim effected by the Bank with the claimant (including Borrower), the Agreement and the security interests granted Bank hereunder shall continue in effect with respect to the amount so repaid to the same extent as if such amount had never originally been received by the Bank, notwithstanding any prior termination of this Agreement, the return of this Agreement to Borrower, or the cancellation of any note or other instrument evidencing Borrower's Liabilities.

          6.9 This Agreement and the Other Agreement shall be governed and controlled by the internal laws of the State of Illinois and not the law of conflicts.

          6.10 If at any time hereafter, whether or not Borrower's Liabilities are outstanding at such time, Bank: (a) employs counsel for advice or other representation, (i) with respect too this Agreement, the Other Agreements or the administration of Borrower's Liabilities, (ii) to represent Bank in any litigation, arbitration contest, dispute, suit or proceeding or to commence, defend or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by Bank, Borrower or any other Person) in any way or respect relating to this Agreement, the Other Agreements, or Borrower's affairs, or (iii) to enforce this Agreement or the Other Agreements; (b) takes any action with respect to administration of Borrower's Liabilities; and/or (c) attempts to or enforces any of Bank's rights or remedies under this Agreement or the Other Agreements, the reasonable costs, fees and expenses incurred by Bank with respect to the foregoing, shall be part of Borrower's Liabilities, payable by Borrower to Bank on demand.

          6.11 BORROWER IRREVOCABLY AGREES THAT, SUBJECT TO BANK'S SOLE AND ABSOLUTE DISCRETION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT OR THE OTHER AGREEMENTS SHALL BE LITIGATED ONLY IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS, AND BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY BANK IN ACCORDANCE WITH THIS PARAGRAPH.

          6.12 BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR PROCEEDING (I) TO ENFORCE OR DEFNED ANY RIGHTS UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE OTHER AGREEMENTS, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY ARISING IN CONNECTION WITH OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT, AND AGREES THAT ANY SUCH ACTION, SUIT, COUNTERCLAIM OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date and year specified at the beginning hereof.

MARCHFIRST, INC.
a Delaware corporation

BY:  /s/ Bert B. Young
     ------------------------
ITS:  Chief Financial Officer


         Accepted this 30th day of April, 2000, at Bank's principal place of business in the City of Chicago, State of Illinois.

AMERICAN NATIONAL BANK AND
TRUST COMPANY OF CHICAGO

BY:  /s/ Andy Salski
     ------------------------
ITS:  Vice President